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EXHIBIT 3.1

                              FIRST AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                   MIDWESTERN-OKLAHOMA ENERGY RESOURCES CORPORATION

     Midwestern-Oklahoma Energy Resources Corporation, an Oklahoma corporation (this "Corporation"), does hereby certify:

     FIRST. Midwestern-Oklahoma Energy Resources Corporation, an Oklahoma corporation, was incorporated on March 10, 1998.

     SECOND. This First Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 77 and 80 of the Oklahoma General Corporation Act (the "Act").

     THIRD. This Corporation's Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

          1. NAME. The name of this corporation is "Midwestern-Oklahoma Energy Resources Corporation" (this "Corporation"), and, as amended, the name of this Corporation has been changed to "Potomac Energy Corporation."

          2. REGISTERED AGENT AND ADDRESS. The address of this Corporation's registered office in the State of Oklahoma is 2800 Oklahoma Tower, 210 Park Avenue, Oklahoma City, Oklahoma 73102-5604. The name of this Corporation's registered agent at such address is Michael E. Dunn.

          3. PURPOSE. The nature of the business or purposes to be conducted or promoted by this Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act. The foregoing shall not be held to limit or restrict in any manner the objects or purposes of this Corporation or the general powers conferred on this Corporation by the laws of the State of Oklahoma.

          4. CAPITALIZATION. The total number of shares of capital stock which this Corporation shall have the authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. Each share of Common Stock shall entitle the registered holder thereof to one vote on all matters brought
before the shareholders of this Corporation for a vote.   All shareholders of
this Corporation shall not have a preemptive or preferential right of subscription to any shares of stock of this Corporation, whether now or hereafter authorized, or to any obligations convertible into capital stock of this Corporation, authorized, issued or sold.

          5. INCORPORATOR. The name and mailing address of the incorporator are as follows:

          NAME                     MAILING ADDRESS

          Michael E. Dunn          2800 Oklahoma Tower
                                   210 Park Avenue
                                   Oklahoma City, Oklahoma 73102-5604

          6. POWERS AND PRIVILEGES. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized as follows:

          (a) To adopt, amend or repeal the Bylaws of this Corporation;

          (b) To authorize and cause to be executed or granted mortgages, security interests and liens upon the real and personal property of this Corporation;

          (c) To set apart out of any of the funds of this Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;


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          (d) By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of one (1) or more of the directors of this Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of a committee. Any such committee, to the extent provided in the resolution or in the Bylaws of this Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of this Corporation, and may authorize the seal of this Corporation to be affixed to all papers which may require it; provided, however, the Bylaws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member;

          (e) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a shareholders' meeting duly called upon such notice as required by law, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of this Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of this Corporation.

          7. COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Statutes or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 1100 of Title 18 of the Oklahoma Statutes, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

          8. GENERAL. Meetings of shareholders may be held within or without the State of Oklahoma, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Oklahoma at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          9. INDEMNIFICATION AND INSURANCE. (a) This Corporation shall, to the fullest extent permitted by Section 1031 of the General Corporation Act of the State of Oklahoma, as the same exists or may be amended, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment to or repeal of this Section 9 shall apply to, or have any effect on, the right of indemnification of any officer, director, employee or agent of this Corporation with respect to any act or omission of such person occurring prior to any such amendment or repeal.

          (b) This Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of this Corporation or another corporation, partnership, joint venture, trust, limited liability company, association or other enterprise against any expense, liability or loss, whether or not this Corporation would


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have the power to indemnify such person against such expense, liability or loss under the General Corporation Act of the State of Oklahoma.

          10. RELATED PARTY TRANSACTIONS. To the extent permitted by law, no contract or transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, trust, limited liability company, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the directors or officers or their votes are counted for such purpose.

          11. AMENDMENT. This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

          12. BOARD OF DIRECTORS. The powers of the Incorporator shall terminate upon the election of the Board of Directors of this Corporation. The number of members of the Board of Directors of this Corporation shall be set forth in the Bylaws of this Corporation.

          13. LIMITED LIABILITY. The private property of the shareholders of this Corporation shall not be subject to the payment of the debts, liabilities or obligations of or claims against this Corporation.

          14. LIABILITY OF DIRECTORS. To the fullest extent permitted by the General Corporation Act of the State of Oklahoma, as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section 14 shall apply to, or have any effect on, the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
          IN WITNESS WHEREOF, this corporation has caused this Certificate to be signed by its President and attested by its Secretary this 15th day of June, 1998.

                                   MIDWESTERN-OKLAHOMA ENERGY
                                   RESOURCES CORPORATION

                                   By:/S/CARL W. SWAN
                                      -----------------------------------------
                                        Carl W. Swan, Chief Executive Officer
ATTEST:

/S/JAMES E. FRAZIER
--------------------------------
James E. Frazier, Secretary


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